UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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☐	Filed by a Party other than the Registrant
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12
CREDITRISKMONITOR.COM, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

CREDITRISKMONITOR.COM, INC.
704 Executive Boulevard, Suite A
Valley Cottage, New York 10989
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 17, 2024
To the Stockholders of CreditRiskMonitor.com, Inc.:
NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of CreditRiskMonitor.com, Inc., a Nevada corporation (the “Company”), will be held on July 17, 2024 at 704 Executive Boulevard, Suite A, Valley Cottage, NY 10989, at 9:00 a.m., for the following purposes:
1.	To elect four directors for the coming year;
2.	To ratify the selection of CohnReznick LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024; and
3.	To transact such other business as may properly come before the meeting.
Only stockholders of record at the close of business on May 31, 2024 are entitled to notice of and to vote at the meeting or at any adjournment thereof.
Important notice regarding the availability of Proxy Materials: The proxy statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 are available electronically at www.proxyvote.com.
Michael Flum
Chief Executive Officer
Valley Cottage, New York
June 6, 2024

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE. FOR SPECIFIC INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, PLEASE REFER TO THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD. ANY STOCKHOLDER MAY REVOKE A SUBMITTED PROXY AT ANY TIME BEFORE THE MEETING BY WRITTEN NOTICE TO SUCH EFFECT, BY SUBMITTING A SUBSEQUENTLY DATED PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON. THOSE VOTING BY INTERNET OR BY TELEPHONE MAY ALSO REVOKE THEIR PROXY BY VOTING IN PERSON AT THE MEETING OR BY VOTING AND SUBMITTING THEIR PROXY AT A LATER TIME BY INTERNET OR BY TELEPHONE.

CREDITRISKMONITOR.COM, INC.
704 Executive Boulevard, Suite A
Valley Cottage, New York 10989
PROXY STATEMENT
SOLICITING, VOTING AND REVOCABILITY OF PROXY
This proxy statement is being made available to all stockholders of record at the close of business on May 31, 2024, in connection with the solicitation by the Board of Directors of the Company (the “Board”) of proxies to be voted at the Annual Meeting of Stockholders to be held on July 17, 2024 at 9:00 a.m., local time, or any adjournment thereof, at 704 Executive Boulevard, Suite A, Valley Cottage, New York 10989. Proxy materials for the Annual Meeting of Stockholders were made available to stockholders on or about June 6, 2024.
All shares represented by proxies duly executed and received will be voted on the matters presented at the meeting in accordance with the instructions specified in such proxies. If you are a beneficial owner of shares held in street name and you do not provide specific voting instructions to the organization that holds your shares, the organization will be prohibited from voting your shares on “non-routine” matters. This is commonly referred to as a “broker non-vote”. The election of directors is considered a “non-routine” matter and therefore may not be voted on by your bank or broker absent specific instructions from you. Please instruct your bank or broker so your vote can be counted.
The ratification of the appointment of CohnReznick LLP as the Company’s independent registered public accounting firm for 2024 (Proposal Number 2) is considered a routine matter under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore broker non-votes will not be applicable to Proposal Number 2.
The Board does not know of any other matters that may be brought before the meeting nor does it foresee or have reason to believe that the proxy holder will have to vote for substitute or alternate nominees to the Board. In the event that any other appropriate matter should timely come before the meeting or any nominee is not available for election, the person named in the enclosed proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matters in accordance with the Company’s recommendations.
The total number of common shares outstanding and entitled to vote as of the close of business on May 31, 2024 was 10,722,401. The common shares are the only class of securities entitled to vote on matters presented to the stockholders, each share being entitled to one vote. A majority of the common shares outstanding and entitled to vote as of the close of business on May 31, 2024 or 5,361,201 common shares, must be present at the meeting in person or by proxy in order to constitute a quorum for the transaction of business. Abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.
With regard to Proposal Number 1, the election of directors, votes may be cast in favor or withheld. Each director shall be elected by a plurality of the votes cast in favor. Accordingly, since there is a nominee for each of the four directorships, each nominee who receives one or more votes will be elected as a director. Abstentions and broker non-votes will have no effect on the outcome of this Proposal.
With regard to Proposal Number 2, the ratification of CohnReznick LLP as the Company’s independent registered public accounting firm, votes may be cast in favor, against or you may abstain. The affirmative vote of a majority of shares present in person or by proxy and entitled to vote is necessary for ratification of the Company’s independent registered public accountants. Abstentions will not be voted, although they will be counted as present and entitled to vote for purposes of the Proposal. Accordingly, an abstention will have the effect of a vote against this Proposal. A broker who does not receive instructions as to how to vote your shares may vote at its discretion in connection with this Proposal.
Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise. The proxy may be revoked by filing with us written notice of revocation or a fully executed proxy bearing a later date. The proxy may also be revoked by affirmatively electing to vote in person while in attendance at the meeting. However, a stockholder who attends the meeting need not revoke a proxy given and vote in person unless the stockholder wishes to do so. Written revocations or amended proxies should be sent to us at 704 Executive Boulevard, Suite A, Valley Cottage, New York 10989, Attention: Corporate Secretary. Those voting by Internet or by telephone may also revoke their proxy by voting in person at the meeting or by voting and submitting their proxy at a later time by Internet or by telephone.
The Company’s stockholders do not have appraisal rights with respect to the matters to be voted upon at the annual meeting.
The proxy is being solicited by the Board. We will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and other custodians, nominees and fiduciaries for forwarding proxy materials to beneficial owners of the Company’s shares. Solicitations will be made primarily by mail, but certain of the directors, officers or employees may solicit proxies in person or by telephone, telecopier or email without special compensation.
A list of stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose germane to the meeting, during ordinary business hours, for ten (10) days prior to the meeting, at the Company’s offices located at 704 Executive Boulevard, Suite A, Valley Cottage, New York 10989, and also during the whole time of the meeting for inspection by any stockholder who is present. To contact us, stockholders should call Jennifer Gerold at (845) 230-3035 to set up an appointment for examination.

EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
The following table shows all cash compensation paid or to be paid by the Company during the fiscal years indicated to the chief executive officer and all other executive officers of the Company as of the end of the Company’s last fiscal year.
SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary	Bonus(1)	Option Awards(2)	All Other Compensation	Total
Jerome S. Flum, Executive Chairman	2023	$150,000	$0	—	—	$150,000
	2022	$150,000	$0	—	—	$150,000
Michael I. Flum, Chief Executive Officer	2023	$201,000	$38,000	$13,129	—	$252,129
	2022	$184,193	$33,000	6,617	—	$223,810
Steven Gargano, Chief Financial Officer	2023	$196,000	$38,500	$2,179	—	$236,679
	2022	$189,800	$38,000	720	—	$228,520
(1)	The amounts in this column reflect bonuses awarded for the fiscal year shown but paid in the subsequent fiscal year.
(2)
Represents the compensation costs of stock option awards for financial reporting purposes for the year under ASC 718, rather than an amount paid to or realized by the Named Executive Officer. See Note 6 of the Notes to Financial Statements for a discussion of the assumptions used in calculating the aggregate grant date fair value computed in accordance with ASC 718. The ASC 718 value as of the grant date for stock options is spread over the number of months of service required for the grant to become non-forfeitable. There can be no assurance that the ASC 718 amounts will ever be realized.

OUTSTANDING EQUITY AWARDS
The following table sets forth all stock options granted to the Company’s executive officers during the last fiscal year:
GRANTS OF PLAN-BASED AWARDS
		Equity Grants
Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
Jerome S. Flum	N/A	N/A	N/A	N/A	N/A
Michael I. Flum	1/25/2023	N/A	5,000	$2.70	10,013
	5/01/2023	N/A	50,000	$3.08	101,086
Steven Gargano	1/25/2023	N/A	2,000	$2.70	4,005
The following table reflects outstanding equity grants to the Company’s executive officers as of December 31, 2023:
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Un-exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Jerome S. Flum	-0-	-0-	-0-	-0-	N/A
Michael I. Flum	-0-	50,000	-0-	$1.45	10-24-29
	-0-	25,000	-0-	$2.19	10-29-29
	-0-	30,000	-0-	$1.85	01-28-32
	-0-	5,000	-0-	$2.70	01-25-33
	-0-	50,000	-0-	$3.08	05-01-33
Steven Gargano	-0-	12,000	-0-	$1.80	07-29-29
	-0-	3,000	-0-	$2.19	10-29-29
	-0-	4,000	-0-	$1.85	01-28-32
	-0-	2,000	-0-	$2.70	01-25-33
The closing market price of the Company’s common stock on December 31, 2023 was $2.33 per share.
The options under the above grants may be exercised after four years in installments upon the attainment of specified length of service. In the event of a change in control (as defined in the applicable plan document or award agreement, as the case may be), the options will vest in full at the time of such change in control.

DIRECTOR COMPENSATION
Effective July 12, 2023, non-employee directors receive $2,000 per quarter or a total of $8,000 per calendar year, prior to that non-employee directors received $1,000 per quarter or a total of $4,000 per calendar year,
DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash(1)	Option Awards(2)	Total
Brigitte Muehlmann	$8,000	$367	$8,367
Lisa Reisman	$8,000	$367	$8,367
Joshua M. Flum	$8,000	$7,259	$15,259
Andrew J. Melnick	$4,000	$0	$4,000
Richard Lippe	$4,000	$0	$4,000
(1)
Fees earned in 2023 for former directors Andrew Melnick and Richard Lippe were $4,000 and fees paid in cash were $0 per director. Fees earned in 2023 for returning director Joshua Flum were $6,000 and fees paid in cash were $8,000. Fees earned in 2023 for newly elected directors Brigitte Muehlmann and Lisa Reisman were $4,000 and fees paid in cash were $8,000 per director.

(2)	Represents the compensation costs for financial reporting purposes for the year under ASC 718. See Note 6 to the Notes to Financial Statements for the assumptions made in determining ASC 718 values.

PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between compensation actually paid to our Principal Executive Officer (the “PEO”) and the other named executive officers (the “Non-PEO named executive officers”) and certain financial performance metrics of the Company using a methodology that has been prescribed by the SEC.
Pay Versus Performance
Year(s) (a)	Summary Compensation Table Total for PEO (b)	Compensation Actually paid to PEO (c)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (d)	Average Compensation Actually Paid to Non-PEO Named Executive Officers (e)	Value of Initial Fixed $100 Investment Based On: Total Shareholder Return (f)	Net Income (g)
2023	$201,000	$239,000	$193,340	$192,250	$97	$1,695,053
2022	$150,000	$150,000	$226,165	$222,497	$142	$1,360,238
2021	$150,000	$150,000	$208,110	$208,110	$72	$3,363,704

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
The following table sets forth as of March 1, 2024 information regarding the beneficial ownership of the Company’s voting securities (i) by each person or group known by the Company to be the owner of record or beneficially of more than five percent of the Company’s voting securities, (ii) by each of the Company’s directors and executive officers, and (iii) by all directors and executive officers of the Company as a group. Except as indicated in the following notes, the owners have sole voting and investment power with respect to the shares. Unless otherwise noted, each owner’s mailing address is c/o CreditRiskMonitor.com, Inc., 704 Executive Boulevard, Suite A, Valley Cottage, NY 10989.
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
5% or Greater Stockholders
Santa Monica Partners, L.P. SMP Asset Management, LLC Lawrence J. Goldstein(1) 1865 Palmer Avenue Larchmont, NY 10538	720,904	6.5%
Flum Partners(2)	5,641,134	52.1%
Named Executive Officers
Jerome S. Flum	6,239,776(4)(5)	57.6%
Michael I. Flum	6,500	—*
Non-Employee Directors
Joshua M. Flum(5)	32,900	—*
All directors and executive officers (as a group (5 persons))	6,279,176(3)(4)	58.6%
*	less than 1%
(1)
Based on the information contained in a Schedule 13G/A filed January 27, 2024. The general partner of Santa Monica Partners, L.P. is SMP Asset Management, LLC. Lawrence J. Goldstein is an individual investor, the sole managing member and the sole owner of SMP Asset Management, LLC, and may be deemed to beneficially own these shares.

(2)
The general partners of Flum Partners are Jerome S. Flum, Executive Chairman of the Board of the Company; Michael I. Flum, Chief Executive Officer of the Company; and Barbara Schwartz, spouse of Jerome S. Flum. The controlling general partner is Jerome S. Flum.

(3)
Includes 5,641,134 shares owned by Flum Partners, of which Mr. Flum is the controlling general partner, which are also deemed to be beneficially owned by Mr. Flum because of his power, as controlling general partner of Flum Partners, to direct the voting of such shares held by the partnership. Mr. Flum disclaims beneficial ownership of the shares owned by Flum Partners. The 6,239,776 shares of Common Stock, or 57.61% of the outstanding shares of Common Stock, may also be deemed to be owned, beneficially and collectively, by Flum Partners and Mr. Flum, as a “group”, within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Act”).

(4)
Includes 7,800 shares of Common Stock owned by a grandchild of Mr. Flum, the beneficial ownership of which is disclaimed by Mr. Flum. Also, includes 260,000 shares of Common Stock owned by Family Trusts established by Mr. Flum, the beneficial ownership of which is disclaimed by Mr. Flum.

(5)	Includes 6,500 shares of Common Stock and 26,400 shares of Common Stock which may be acquired upon the exercise of stock options which have vested or will vest within 60 days of March 10, 2024.
The Company’s current equity compensation plan approved by stockholders is the 2020 Long-Term Incentive Plan. The 2020 Long-Term Incentive Plan provides for the grant of options and other awards up to an aggregate of 1,000,000 shares of common stock. The Company’s previous equity compensation plan approved by stockholders was the 2009 Long-Term Incentive Plan. The 2009 Long-Term Incentive Plan provided for the grant of options and other awards up to an aggregate of 1,000,000 shares of common stock. This plan expired at the end of 2019.

The following table summarizes information about the Company’s common stock that may be issued upon the exercise of options, warrants and rights under all equity compensation plans of the Company as of December 31, 2023.
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by stockholders	714,050	$2.14	580,950
Total	714,050	$2.14	580,950
QUALIFIED SMALL BUSINESS STOCK
It came to our attention that the Company‘s common stock may meet the criteria of Internal Revenue Code Sec. 1202 qualified small business (“QSB”) stock. Sec. 1202 was added to the tax code in 1993, and originally provided that the gain from the sale of QSB stock acquired on or after August 10, 1993 was eligible for a 50% exclusion. The 50% exclusion was increased to 75% for stock acquired from February 18, 2009 to September 27, 2010, and then increased to 100% for stock acquired on or after September 28, 2010. QSB stock must be original issue shares and not shares acquired in the open market. If you acquired your shares in CreditRiskMonitor directly from the Company via either a private placement or the exercise of stock options, then predicated upon when the stock was originally acquired, either 50%, 75% or 100% of your gain on the sale of these shares is excluded from income if you held the stock for at least five years prior to sale. You should consult your own tax advisor to confirm if your shares could meet the SEC. 1202 exclusion rule.
The Company does not provide tax, legal or accounting advice. This material has been prepared for informational purposes only, and is not intended to provide, and should not be relied on for, tax, legal or accounting advice. You should consult your own tax, legal and accounting advisors before engaging in any transaction.

PROPOSAL 1: ELECTION OF DIRECTORS
Four directors are to be elected at the meeting to serve until the next annual meeting of stockholders and until their respective successors shall have been elected and have been qualified. The directors shall be elected by a plurality of the votes cast in favor. Accordingly, based upon there being four nominees, each person who receives one or more votes will be elected as a director.
Nominees for Directors
All four of the nominees are currently members of the Board. The Board recommends a vote FOR all nominees.
The following table sets forth certain information regarding those individuals currently serving as the directors, as of March 20, 2024:
Name	Age	Principal Occupation/Position Held with Company	Officer or Director Since
Jerome S. Flum	83	Chairman of the Board	1983
Brigitte Muehlmann	61	Director	2023
Lisa Reisman	55	Director	2023
Joshua M. Flum	54	Director	2007
The following pages contain biographical and other information about the nominees.
Jerome S. Flum was appointed President and Chief Executive Officer of the Company and Chairman of the Board of Directors in June 1985. In May 2023 he transitioned from Chief Executive Officer to Executive Chairman. Since 1968 he has been in the investment business as an Institutional Security Analyst, Research and Sales Partner at an investment firm and then as a General Partner of a private investment pool. Before entering the investment business, Mr. Flum practiced law, helped manage a U.S. congressional campaign and served as a Legal and Legislative Aide to a U.S. Congressman. He has been a guest lecturer at the Massachusetts Institute of Technology/Sloan School of Management Lab for Financial Engineering. Mr. Flum received a BS degree in business administration from Babson College and a JD degree from Georgetown University Law School. We believe that Mr. Flum’s extensive experience, including his service as Chairman of the Board since June 1985, gives him the qualifications and skills to serve as one of the directors.
Joshua M. Flum has been a Director since September 2007. He is currently a Managing Partner at LRVHealth, an early-stage healthcare venture capital platform. Prior to this role, Mr. Flum spent nearly two decades at CVS Health holding senior leadership roles in strategy, operations, and technology where he led a broad set of transformational activities, ranging from the integration of CVS Health and Aetna to the founding of CVS Health Ventures. He departed CVS Health in 2022 as Executive Vice President, Chief Strategy & Business Development Officer. area. Mr. Flum earned his bachelor’s degree from Tufts University and is a graduate of the Yale Law School. He spent the first years of his professional career clerking for the Honorable Edward R. Becker, Chief Judge of the United States Court of Appeals for the Third Circuit, and then at the law firm of Miller, Cassidy, Larroca and Lewin, LLP. He then joined the Boston Consulting Group where his work focused on the consumer and retail practice area. We believe that Mr. Flum’s experience in the areas of business consultation and legal, and his service on the Board since September 2007, give him the qualifications and skills to serve as one of the directors.
Brigitte Muehlmann has been a Director since July 2023. She is currently a Professor at Babson College (since 2014), and an Adjunct Professor at Texas A&M University School of Law (since 2020). She serves as a Director of Babson Global, Inc. and served as Vice President Technology of the USA Branch of the International Fiscal Association until March 2024. Entrepreneurial leaders are a perennial focus for Dr. Muehlmann and she aims to contribute to their sustainable business success. Her research is centered on design and opportunities for both human and technological innovation in accounting and taxation. She teaches MBA courses in financial and sustainability reporting and analysis, designing a business for profitability, as well as operating and expanding businesses in global markets. Brigitte developed expertise in serving international businesses at Ernst & Young in Vienna and on the entrepreneurial services team in Boston, as on the global tax team at PwC in Boston, and at Kearney in New York before turning to a full-time career in academia. Dr. Muehlmann is a dual Austrian-American citizen holding a Ph.D. and an MSBA degree from the Vienna University of Economics and Business (WU) in Austria, an MST degree from Bentley University, and a CPA license. We believe Dr. Muehlmann’s extensive experience and education in finance and tax qualify her to serve on the Board.

Lisa Reisman has been a Director since July 2023. She is currently co-founder and CEO of MetalMiner since 2007. With a background in physical metal trading, management consulting and executive leadership, Lisa has a proven entrepreneurial track record. Through her Companies’ Insights platform, they offer a SaaS solution across the full range of industrial metals, including global data points. Detailed should-cost models and forecasts provide buying organizations with price data on the industrial metals that companies actually buy and not just the ingot prices which trade on public exchanges. Prior to founding MetalMiner, she was Managing Director and CEO or Azul Partners in Chicago, worked as a Senior Manager for both Deloitte Consulting and Arthur Andersen Consulting. She holds a MPA in management and public policy from New York University and a BA in journalism and political science from University of Wisconsin-Madison. We believe Ms. Reisman’s executive leadership skills and business experience qualify her to serve on the Board.
Term of Office
Each director will hold office until the next annual meeting of stockholders and until his or her successor is elected and duly qualified or until his or her earlier resignation or removal. Each executive officer will hold office until the initial meeting of the Board following the next annual meeting of stockholders and until his successor is elected and qualified or until his earlier resignation or removal.
Family Relationships
Joshua M. Flum is the son of Jerome S. Flum.
Executive Officers
Name	Age	Principal Occupation/Position Held with Company	Officer Since
Jerome S. Flum	83	Executive Chairman	1983
Michael I. Flum	37	Chief Executive Officer/President	2019
Steven Gargano	47	Senior Vice President/Chief Financial Officer	2020
Michael I. Flum joined the Company in June 2018 as Vice President of Operations & Alternative Data. He was elected Senior Vice President and Chief Operating Officer in October 2019 and subsequently President and Chief Operating Officer in October 2020. In May of 2023 he was appointed Chief Executive Officer and President. Prior to joining CreditRiskMonitor, Mr. Flum served as Vice President of Operations at Gullett & Associates, Inc., a Houston-based midstream oil & gas survey and drafting services firm from 2016-2017. Mr. Flum held various engineering and project management roles at Enterprise Products Partners, a Houston-based oil & gas pipeline owner/operator from 2009 to 2016. Over his time in the energy sector, Mr. Flum successfully completed pipeline and plant projects totaling over $1.3 billion dollars. Mr. Flum holds an MBA from Columbia Business School as well as a BS in Mechanical Engineering and a BA in Religious Studies from Rice University. Mr. Flum is the son of Jerome Flum.
Steven Gargano, CPA joined the Company in January 2020 and has more than 20 years of experience in financial services, product development, workflow optimization, operations, customer experience, and financial technology. Prior to joining CreditRiskMonitor, he was the Managing Director and Head of Financial Information & Risk Analysis for over $12B in assets at 1199SEIU Pension and Benefit Funds. Before that, he served as a Senior Managing Director and Head of Product Development and Customer Support for U.S. Bancorp Fund Services’ Alternative Investment Solutions division. Prior to that, he was the Managing Director and Head of the Planning, Strategy, and Implementation Group for the Accounting, Finance, and Back Office groups at Mariner Investment Group. Prior to joining Mariner, he worked at Deloitte & Touche within the firm's Investment Management Business Advisory Services consulting group in New York. Prior to that, he held the Product Controller position at Gabelli Asset Management responsible for managing the middle office and its functions for all alternative products and their respective trading activities. He started his career at Arthur Andersen working as an auditor in the Financial Service Industry Asset Management & Capital Markets Group specializing in brokerage and hedge funds. Recently, he served as Head of Finance & Operations for financial technology platforms specializing in creating technology and service models for private equity, hedge fund, wealth management, and service providers. Mr. Gargano is a graduate of Harvard Business School. In addition, he graduated from Cornell University in Applied Economics, Management, and Accounting.

Significant Employees
Peter Roma is the Senior Vice President of Sales and Service. He is responsible for both new sales growth and the servicing of our current subscriber base. He joined the Company in October 2004 as an Account Executive. Mr. Roma has over 35 years of sales experience. He started with Metropolitan Insurance Company but spent most of his career in financial services working for Shearson Lehman Bros., Inc. and then Merrill, Lynch, Pierce, Fenner & Smith where he was a Vice President-Private Client.
Michael Broos is the Chief Technology Officer and has been with the Company since 2001. He has more than 40 years of experience leading technology teams in the development and implementation of software applications for the Internet, Windows, DOS, and mainframes. Before joining the Company, Mr. Broos was Senior Vice President of Technology for About.com; Chief Technology Officer of Fan2Fan.com; Chief Technology Officer of AKA.com; Vice President of Internet Solutions for Inventure.com; and Vice President of Software Development for Dun & Bradstreet for 8 years. Prior to joining Dun & Bradstreet in 1990, Mr. Broos was an independent consultant and entrepreneur for 10 years, during which time he co-founded several software companies, including Infocom (the creators of Zork). Mr. Broos began his career with a ten-year stint on the academic computer research staff of the M.I.T. Laboratory of Computer Science, where he developed interactive, graphical and email-based applications for the ARPANET (the precursor of today’s Internet).
Michael Clark is the Senior Vice President of Information Technology and is responsible for all aspects of technology. Previously, he had been Vice President of Software Development. Mr. Clark joined the Company in 2002. Mr. Clark brings over 30 years of software design and development experience. Prior to joining the Company, from 1997-2001, Mr. Clark was Director of Software Development for The Technology Group, creating early web-based smart-document and legal expert systems. From 1988 to 1996 he helped develop the award-winning word processing system Nota Bene, enabling multi-lingual document editing in Windows and MS-DOS systems. Mr. Clark has a B.A. in Computational Mathematics from the University of Buffalo.
Kirk Ellis is the Senior Vice President of Quality Assurance and has led the QA department since 2008. Mr. Ellis guides a team of more than 30 data and financial analysts who ensure the data quality and integrity of our information and scores, including benchmarking the ongoing accuracy of our proprietary FRISK® Score. He joined CreditRiskMonitor in 2005 as a research analyst and has held a series of progressively responsible data leadership roles. Mr. Ellis has more than 20 years of experience in information services, focused on financial data collection, quality and research. Before coming to CreditRiskMonitor, he managed data and analytics teams at Citigate Financial Intelligence and at Thomson Financial Research. Mr. Ellis holds a BA in Economics from the State University of New York at Purchase.
Camilo Gomez, Ph.D. is Senior Vice President of Data Science and returned to CreditRiskMonitor in November 2020, having first joined the Company in October of 2009. During his decade-long tenure, which ended in June of 2019, Dr. Gomez served as Senior Vice President of Quantitative Research. In between stints at CreditRiskMonitor, Dr. Gomez held the role of Chief Analytics Officer for Beyond Finance, Inc. Prior to joining the Company in 2009, Dr. Gomez was a principal at Lone Pine Mesa LLC, where he consulted with companies in the area of specialty finance since 2005. Prior to that, he was a Managing Director at Standard & Poor’s Risk Solutions group since 2001. Before S&P, Dr. Gomez was co-founder and Group Head for Financial Analytics for the Center for Adaptive Systems & Applications. Dr. Gomez earned a B.S. in 1980 and a Ph.D. in 1985 from the Massachusetts Institute of Technology.
Committees
The Audit Committee
The Audit Committee assists the Board in fulfilling its responsibility to the shareholders, potential shareholders and investment community relating to corporate accounting, reporting practices of the Company and the quality and integrity of the Company’s financial reporting. To fulfill its purposes, the Committee’s duties include to:
•	Appoint, evaluate, compensate, oversee the work of, and if appropriate terminate, the independent auditor, who shall report directly to the Committee.
•	Approve in advance all audit engagement fees and terms of engagement as well as all audit and non-audit services to be provided by the independent auditor.
•	Engage independent counsel and other advisors, as it deems necessary to carry out its duties.

In performing these functions, the Audit Committee meets periodically with the independent auditors and management to review their work and confirm that they are properly discharging their respective responsibilities. The Board has adopted a written charter for the Audit Committee, a copy of which can be found on the Company’s website, https://www.creditriskmonitor.com/about/shareholder-information, under “Audit Committee Charter.”
The Audit Committee currently consists of Brigitte Muehlmann, Lisa Reisman, and Joshua Flum. Both Brigitte Muehlmann and Lisa Reisman are independent, and Brigitte Muehlmann is an audit committee financial expert, as such terms are defined by the SEC.
Nominating Committee
Due to the Company’s small size and scope of operations, it does not have a separately designated and standing nomination committee at this time, and therefore the entire Board is responsible for screening and reviewing potential director candidates, nominating and recommending such candidates for election by the stockholders, and reviewing the qualifications and attributes of nominees.
Compensation Committee
The Compensation Committee of the Board is responsible for advising the Board with respect to the compensation of the Company’s executives, including the determination of the compensation for the Chief Executive Officer and the other executive officers, the approval of one or more stock option plans and other compensation plans covering the Company’s employees, and the grant of stock options and other awards pursuant to stock option plans and other compensation plans. The members of the Compensation Committee currently are Brigitte Muehlmann, Lisa Reisman, and Joshua Flum.
The Compensation Committee may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Compensation Committee. The Chief Executive Officer assists the Compensation Committee from time to time by advising on a variety of compensation matters, such as assisting the Compensation Committee in determining appropriate salaries and bonuses for the executive officers. The Compensation Committee has the authority to consult with management and to engage the services of outside advisors, experts and others to assist it in its efforts.
Board Leadership Structure and Role in Risk Oversight
The Board as a whole is responsible for the Company’s risk oversight. The executive officers address and discuss with the Board the Company’s risks and the manner in which the Company manages or mitigates such risks. While the Board has the ultimate responsibility for the Company’s risk oversight, the Board works in conjunction with its committees on certain aspects of its risk oversight responsibilities. In particular, the Audit Committee focuses on financial reporting risks and related controls and procedures.
Since 1985, Jerome S. Flum has served as the Chairman of the Board and is the Company’s former Chief Executive Officer. Michael Flum succeeded him as Chief Executive Officer in 2023. Mr. Jerome Flum serves as the Company’s Executive Chairman and stands for re-election to the Board of Directors as Chairman. We do not currently have a lead independent director. Given the Company’s history, position, Board composition and the relatively small size of the Company and management team, at this time the Board believes that the Company and the shareholders are best served by the current leadership structure.
Report of the Audit Committee
In overseeing the preparation of the financial statements of CreditRiskMonitor.com, Inc. as of December 31, 2023 and for each proceeding year beginning in 2018, the Audit Committee met with management to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the statements with management. The Committee also discussed with CohnReznick LLP, the Company’s outside auditors (“CohnReznick”), the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.
The Committee received the written disclosures and the letter from CohnReznick required by applicable requirements of the Public Company Accounting Oversight Board regarding CohnReznick’s communications with the Committee concerning independence and the Committee discussed CohnReznick’s independence with CohnReznick.

On the basis of these reviews and discussions, the Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, for filing with the Securities and Exchange Commission.
Audit Committee:
Brigitte Muehlmann, Lisa Reisman, and Joshua Flum
Hedging and Pledging Policies
We do not maintain a policy on insider trading that prohibits the Company’s directors, officers and employees from engaging in any hedging or monetization transactions.
Meetings
The Board held five (5) meetings during the fiscal year ended December 31, 2023.
The Audit Committee of the Board held four (4) meetings during the fiscal year ended December 31, 2023, prior to the filing of the Company’s Annual Report on Form 10-K.
During 2023, all of the directors attended at least 75% of the meetings of the Board and of the committees on which they served.
The Company does not have a formal policy regarding director attendance at the annual meeting of stockholders. However, all directors are encouraged to attend.
Communications with the Board
Any security holder who wishes to communicate with the Board or a particular director should send the correspondence to the Board, CreditRiskMonitor.com, Inc., 704 Executive Boulevard, Suite A, Valley Cottage, New York 10989, Attention: Corporate Secretary. Any such communication so addressed will be forwarded by the Corporate Secretary to the members or a particular member of the Board.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission (“SEC”) initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.
To the Company’s knowledge, based solely on its review of the copies of such reports received by it with respect to fiscal 2023, or written representations from certain reporting persons, the Company believes that all filing requirements applicable to its directors, executive officers and persons who own more than 10% of a registered class of the Company’s equity securities have been timely complied with.
Director Independence
The Board is currently comprised of Jerome S. Flum, Brigitte Muehlmann, Lisa Reisman, and Joshua M. Flum, all of whom, except Messrs. Jerome S. Flum and Joshua M. Flum, are “independent directors,” as defined by the SEC.
Code of Ethics
The Board has adopted a Code of Ethics for the Company’s Principal Executive Officer and Senior Financial Officers. This Code applies to the Company’s Chief Executive Officer, President and Chief Financial Officer (who also is the Company’s principal accounting officer).
The Board unanimously recommends a vote “FOR” all nominees.

PROPOSAL 2 — RATIFICATION OF THE APPOINTMENT OF COHNREZNICK LLP AS INDEPENDENT PUBLIC ACCOUNTANTS
Upon the recommendation of the Audit Committee, the Board has selected CohnReznick LLP to serve as the Company’s independent registered public accounting firm for 2024. In taking this action, the Board considered CohnReznick LLP’s independence with respect to the services to be performed and other factors, which the Board believes is advisable and in the best interest of the stockholders.
CohnReznick LLP served as the Company’s independent registered public accounting firm for the years ended December 31, 2023, 2022, 2021, 2020, 2019, and 2018, and has no financial interest of any kind in us except the professional relationship between auditor and client.
Timothy Garland , a partner of CohnReznick LLP, will be in attendance at the meeting. He will have an opportunity to make a statement if he wishes to do so, and will be available to respond to appropriate questions. We are asking the stockholders to ratify the selection of CohnReznick LLP as the Company’s independent registered public accounting firm for 2024. Although ratification is not required by the Company’s Bylaws or otherwise, the Board is submitting the selection of CohnReznick LLP to the stockholders for ratification because we value the stockholders’ views on the Company’s independent registered public accounting firm and as a matter of good corporate practice.
In the event that the stockholders fail to ratify the selection, it will be considered a recommendation to the Board to consider the selection of a different firm. Even if the selection is ratified, the Board may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and the stockholders.
The aggregate fees incurred by CohnReznick LLP for professional services rendered to the Company for the last two fiscal years are as follows:
	Fiscal Year Ended December 31,
	2023	2022
Audit fees(1)	$158,550	$152,250
Audit related fees(2)	—	—
Tax fees(3)	17,325	15,750
All other fees	—	—
Total fees	$173,875	$168,000
(1)	Consists of fees for services provided in connection with the audit of the Company’s financial statements and review of the Company’s quarterly financial statements.
(2)	Consists of fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit fees.”
(3)	Consists of fees for preparation of federal and state income tax returns.
The engagement of CohnReznick LLP for the 2023 and 2022 fiscal years and the scope of audit-related services, including the audits and reviews described above, and tax services were all pre-approved by the Audit Committee.
The policy of the Audit Committee is to pre-approve the engagement of the Company’s independent auditors and the furnishing of all audit and non-audit services.
The Board unanimously recommends a vote “FOR” ratification of CohnReznick LLP as the Company’s independent registered public accounting firm for 2024.

STOCKHOLDER PROPOSALS
Stockholder proposals intended to be presented at the next annual meeting of stockholders pursuant to the provisions of Rule 14a-8 of the Securities and Exchange Commission, promulgated under the Securities Exchange Act of 1934, as amended, must be received at the Company’s offices in Valley Cottage, New York by February 4, 2025 for inclusion in the Company’s proxy statement and form of proxy relating to such meeting.
To be in proper form, a stockholder’s proposal or nomination must comply with Rule 14a-8 of the Securities and Exchange Commission. A stockholder who wishes to submit a proposal or nomination is encouraged to seek independent counsel about compliance with SEC and other requirements. The Company will not consider any proposal or nomination that does not meet the requirements of Rule 14a-8 of the Securities and Exchange Commission.
In addition to satisfying the foregoing requirements under the Company’s bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended no later than May 19, 2025 (the 60th day prior to the first anniversary of the annual meeting for the preceding year’s annual meeting).
OTHER BUSINESS
While the accompanying Notice of Annual Meeting of Stockholders provides for the transaction of such other business as may properly come before the meeting, we have no knowledge of any matters to be presented at the meeting other than those listed as Proposals 1 and 2 in the notice. However, the enclosed proxy gives discretionary authority in the event that any other matters should be presented.
FORM 10-K
This proxy statement is accompanied by a copy of the Annual Report on Form 10-K for the year ended December 31, 2023 (excluding exhibits). We may charge a fee equal to the Company’s reasonable expenses in furnishing the exhibits.

CREDITRISKMONITOR.COM, INC.
704 EXECUTIVE BLVD, SUITE A
VALLEY COTTAGE, NY 10989

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The Board of Directors recommends you vote FOR the following:	**For All**	**Withhold All**	**For All Except**
	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees

01) Jerome S. Flum   02) Lisa Reisman   03) Brigitte Muehlmann   04) Joshua M. Flum

The Board of Directors recommends you vote FOR the following proposal:	**For**	**Against**	**Abstain**
2. To ratify the selection of CohnReznick LLP as the Company's independent registered public accounting firm for the year ending December 31, 2024.	☐	☐	☐

	Yes	**No**
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement and Form 10-K are available at www.proxyvote.com

CREDITRISKMONITOR.COM, INC.
Annual Meeting of Stockholders
July 17, 2024
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) hereby appoint(s) Jennifer Gerold and Michael Flum, or either of them, as proxy, and attorney-in-fact, with the power to appoint his substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of CREDITRISKMONITOR.COM, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, EDT on July 17, 2024 at 704 Executive Boulevard, Suite A, Valley Cottage, New York, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

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